UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1030 Massachusetts Ave, Ste 210
Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2022, Werewolf Therapeutics, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Jazz Pharmaceuticals Ireland Limited (“Jazz”) pursuant to which the Company granted Jazz certain licenses to develop and commercialize products containing the Company’s Interferon alpha (“IFNα”) INDUKINE™ molecule, WTX-613, as well as products containing certain isolated recombinant polypeptides comprising IFNα that meet specified criteria (each, a “Licensed Compound,” and each such product, a “Licensed Product”).

Under the Collaboration Agreement, the Company will initially be responsible for certain pre-clinical development activities with respect to WTX-613 and other development activities specified in mutually agreed upon development plans. Jazz will generally reimburse the Company for the cost of such activities. Jazz will be responsible for all other development and commercialization activities conducted to exploit the Licensed Products, including submission of an investigational new drug application (“IND”) to the U.S. Food and Drug Administration.

Pursuant to the Collaboration Agreement, the Company granted Jazz worldwide, transferable, sublicensable licenses to certain patent rights and know-how related to the Company’s background intellectual property and intellectual property developed by the Company in the course of performing the development activities to exploit the Licensed Compounds and Licensed Products. During the term of the Collaboration Agreement, the license to the Company’s patent rights to exploit any IFNα or variant thereof or any peptide or product containing any IFNα or variant thereof, including any Licensed Compound or Licensed Product is exclusive (even as to the Company and its affiliates), while the license to the Company’s know-how is non-exclusive, subject to specified exceptions.

Under the terms of the Collaboration Agreement, the Company will receive an aggregate upfront payment of $15 million within 10 days of entry into the Collaboration Agreement. The Company will be eligible to receive up to $520.0 million in development and regulatory milestones, and up to $740.0 million in sales-based milestones for all Licensed Products. In addition, the Company will be eligible to receive tiered mid-single digit royalties based on Jazz’s, and any of its affiliates’ and sublicensees’, annual net sales of Licensed Products, subject to reduction in specified circumstances.

The Collaboration Agreement continues on a Licensed Product-by-Licensed Product basis until the last to expire royalty term, at which time the Collaboration Agreement expires with respect to such Licensed Product. The Collaboration Agreement contains customary provisions for termination by either party, including in the event of material breach of the Agreement, subject to cure, and by Jazz for convenience, and customary provisions regarding the effects of termination.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which the Registrant intends to file with the Securities and Exchange Commission as an exhibit to the Registrant’s Quarterly Report for the quarter ended March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: April 7, 2022	By:	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer